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Exhibit 5.1

Consent of Independent Registered Public Accounting Firm

To Sprott Asset Management LP, Manager of Sprott Physical Gold Trust

        We consent to the incorporation by reference in this Registration Statement of Sprott Physical Gold Trust (the "Trust") on Form F-10 of our Report of Independent Registered Public Accounting Firm dated March 30, 2020 on the financial statements of the Trust comprising the statement of financial position as at December 31, 2019 and December 31, 2018, the statements of comprehensive income (loss), changes in equity and cash flows for the years ended December 31, 2019 and 2018, and notes, comprising a summary of significant policies and other explanatory information, and our Report of Independent Registered Public Accounting Firm dated March 30, 2020 on the effectiveness of internal control over financial reporting of the Trust as of December 31, 2019.

/s/ KPMG LLP

Chartered Professional Accountants, Licensed Public Accountants
Toronto, Canada
July 6, 2020

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  Exhibit 5.1
Consent of Independent Registered Public Accounting Firm